Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166010) of Crowdgather, Inc. of our report dated June 15, 2010, which appears on page 46 of this annual report on Form 10-K for the year ended April 30, 2010.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
March 4, 2011

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